UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 10, 2010

             TBS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
(Address of Principal Executive Offices)

+1 353(0) 1 618 0000
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

TBS International plc (the “Company”) held its Annual General Meeting of Shareholders on June 10, 2010 (the “Annual Meeting”).  Shareholders acted on five items of business at the Annual Meeting.  The voting results are as follows:

1.	The following nominees for director were reappointed to the Board of Directors based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph E. Royce	12,213,198	290,073	3,284,676	4,475,249
Gregg L. McNelis	15,528,629	250,773	8,545	4,475,249
James W. Bayley	15,528,589	251,013	8,345	4,475,249
John P. Cahill	15,539,729	239,673	8,545	4,475,249
Randee E. Day	15,339,451	440,851	7,645	4,475,249
William P. Harrington	15,540,459	239,023	8,465	4,475,249
Peter S. Shaerf	15,339,201	440,061	8,685	4,475,249
Alexander Smigelski	15,530,309	249,293	8,345	4,475,249

2.
The reappointment of PricewaterhouseCoopers as the Company’s independent auditors to serve until the 2011 Annual General Meeting of Shareholders and authorization of the Board of Directors, acting through the Audit Committee, to determine the independent auditors’ remuneration was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,927,540	271,861	63,795	0

3.	The authorization to hold the 2011 Annual General Meeting of Shareholders at a location outside of Ireland was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,056,466	128,714	78,016	0

4.	The authorization for the Company and any of its subsidiaries to make open-market purchases of the Company’s Class A ordinary shares was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,761,866	20,693	5,388	4,475,249

5.	The determination of the price range at which the Company can re-issue shares that it acquires as treasury stock was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,891,824	880,035	16,088	4,475,249

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: June 16, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer